UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2025 (October 16, 2025)
WILLSCOT HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37552	82-3430194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6400 E McDowell Road, Suite 300
Scottsdale, Arizona 85257

(Address, including zip code, of principal executive offices)

(480) 894-6311
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	WSC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of         1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement

On October 16, 2025 (the “Effective Date”), Williams Scotsman, Inc. (“WSI”), a wholly-owned subsidiary of WillScot Holdings Corporation (the “Company”), and certain other subsidiaries of the Company (together with WSI, the “Loan Parties”) entered into a Seventh Amendment to the ABL Credit Agreement, dated as of the Effective Date (the “Amendment”), with the Lenders (as defined below) party thereto and Bank of America, N.A., as administrative agent and collateral agent (in such capacities, the “Agent”), which amends that certain ABL Credit Agreement, dated as of July 1, 2020 (as amended from time to time prior to the Effective Date, the “Existing Credit Agreement”, and as further amended by the Amendment, the “Credit Agreement”), by and among the Loan Parties, the other borrowers and guarantors from time to time party thereto, the lenders from time to time party thereto (the “Lenders”) and the Agent.

The Amendment amends the Existing Credit Agreement to, among other things, (i) extend the expiration date of the revolving credit facilities under the Credit Agreement to October 16, 2030; (ii) reduce the interest rate spreads above (x) the Term SOFR- and Term CORRA-based rates to no more than 137.5 basis points and (y) the base rate and Canadian prime rate to no more than 37.5 basis points; (iii) remove interest rate adjustments to the reference rates under the Credit Agreement; (iv) remove Daily Simple CORRA, which was operative solely prior to the phase-in of Term CORRA, from the available interest rates; (v) reduce the aggregate principal amount of revolving credit facilities under the Credit Agreement from $3.7 billion to $3.0 billion to reduce undrawn line fees; (vi) increase capacity available under the revolving credit facilities’ accordion feature from $750.0 million to $1.0 billion (or, in each case, such larger amount by which the borrowing base may exceed the revolving commitments under the Credit Agreement from time to time); and (vii) remove United Kingdom commitments and other United Kingdom-related provisions due to the lack of any borrowers organized in the United Kingdom.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description
10.1
Seventh Amendment to the ABL Credit Agreement, dated as of October 16, 2025, by and among Williams Scotsman, Inc., Williams Scotsman Holdings Corp., the other Loan Parties party thereto, the Lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WillScot Holdings Corporation

Dated: October 17, 2025	By:	/s/ Hezron Timothy Lopez
Name: Hezron Timothy Lopez
Title: Executive Vice President, Chief Legal & Compliance Officer & ESG